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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                               Textron Capital I
             (Exact name of registrant as specified in its charter)

               Delaware                                   05-6110105
(State of Incorporation or organization)    (I.R.S. Employer Identification No.)

                               c/o Textron Inc.
                            40 Westminster Street
                        Providence, Rhode Island 02903

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class               Name of each exchange on which
             to be so registered               each class is to be registered

   _% Trust Preferred Securities               New York Stock Exchange
        (and the Guarantee
        with respect thereto)

   If this Form relates to the          If this Form relates to the registra-
   registration of a class of debt      tion of a class of debt securities and
   securities and is effective          is to become effective simulta-
   upon filing pursuant to Gen-         neously with the effectiveness of a
   eral Instruction A(c)(1)             concurrent registration statement
   please check the following           under the Securities Act of 1933
   box.             [ ]                 pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box.               [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                   (None)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      Description of Registrant's Securities to be Registered.

     The terms and provisions of the ___% Trust Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of Textron Capital I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), are described in the following prior filings with the Securities and Exchange Commission (the "Commission"), which descriptions are hereby incorporated herein by reference: a Registration Statement on Form S-3 (Registration No. 33-63227), filed with the Commission by the Trust and Textron Inc., among other registrants, on October 6, 1995 under the Securities Act of 1933, as amended (the "Securities Act"), Amendment No. 1 thereto, filed with the Commission on October 26, 1995, Amendment No. 2 thereto, filed with the Commission on January 17, 1996, and Amendment No. 3 thereto, filed with the Commission on January 25, 1996 and the Prospectus Supplement filed as an exhibit thereto. The Preliminary Prospectus (including the Prospectus) to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act ("Rule 424(b)") is hereby incorporated herein by reference. The Final Prospectus to be filed by the Registrant with the Commission pursuant to Rule 424(b) is also deemed to be incorporated herein by reference.

Item 2.      Exhibits.

      2.1. Certificate of Trust dated October 4, 1995 of Textron Capital I (included as an exhibit to the Registrant's Registration Statement No. 33-63227 on Form S-3).

      2.2 Form of Amended and Restated Declaration of Trust of Textron Capital I (included as an exhibit to Amendment No. 2 to the Registrant's Registration Statement No. 33-63227 on Form S-3).

      2.3 Form of Preferred Security (attached as Annex I to Exhibit A to the Amended and Restated Declaration of Trust of Textron Capital I included as Exhibit 2.2 hereto).

      2.4 Form of Guarantee Agreement with respect to the Preferred Securities (included as an exhibit to Amendment No. 2 to the Registrant's Registration Statement No. 33-63227 on Form S-3).

      2.5 Form of Indenture relating to the Junior Subordinated Debt Securities (included as an exhibit to Amendment No. 2 to the Registrant's Registration Statement No. 33-63227 on Form S-3).

      2.6 Form of First Supplemental Indenture relating to the Junior Subordinated Debt Securities (included as an exhibit to the Registrant's Registration Statement No. 33-63227 on Form S-3).


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                                   SIGNATURES

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 25, 1996

                                         TEXTRON CAPITAL I



                                         By: /s/ Richard A. Watson
                                             --------------------------
                                             Richard A. Watson, Trustee

                                         By: /s/ Gregory E. Hudson
                                             --------------------------
                                             Gregory E. Hudson, Trustee


                                         TEXTRON INC.
                                         Sponsor of the Registrant and
                                         Guarantor under the Guarantee

                                         By: /s/ Arnold M. Friedman
                                             --------------------------
                                                 Arnold M. Friedman
                                                 Vice President and
                                               Deputy General Counsel


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